Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders on [.], 2023

The notice and proxy statement are available at: https://www.cstproxy.com/omnilitacquistion/2023

YOUR VOTE IS IMPORTANT.
PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [.], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/omnilitacquistion/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OMNILIT ACQUISITION CORP.

The undersigned hereby appoints Robert O.Nelson II and Al Kapoor (together, the "Proxies"), and each of them independent y w th full power of substitution, as proxies to vote the shares that the undersigned is entt ed to vote (the "Shares") at the special meeting of stockholders of Omnilit Acquisit on Corp. ("Omnilit") to be held on [.], 2023 at 11:00 am, Eastern t me, virtual y by means of the internet at **https://www.cstproxy.com/omnilitacquistion/2023**, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated w th respect to the proposals listed below hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, AND 7.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Please mark vote as indicated in this example **X**

OmniLit Acquisition Corp. —THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 7.

Proposal No. 1 — To consider and vote upon a proposal to approve To consider and vote upon a proposal to approve the Business Combination, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/ prospectus — we refer to this proposal as the "Business Combination Proposal";

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — To consider and vote upon a proposal to approve and adopt, assuming the Business Combination Proposal is approved, the second amended and restated certificate of incorporation of OmniLit in the form attached hereto as Annex B (the "second amended and restated certificate of incorporation") — we refer to this proposal as the "Charter Proposal";

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — To consider and vote upon a proposal, for purposes of complying with the applicable Nasdaq rules, to approve the issuance of shares of OmniLit's common stock in connection with the Business Combination, including, without limitation, the Aggregate Merger Consideration, the Earnout RSUs, assuming the Business Combination Proposal and the Charter Proposal are approved, for purposes of complying with the applicable Nasdaq rules — we refer to this proposal as the "Nasdaq Proposal";

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — To consider and vote on a proposal to approve and adopt, assuming the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are approved, for purposes of complying with the applicable Nasdaq rules, the OmniLit Combination 2023 Equity Incentive Plan (the "2023 Incentive Plan") — we refer to this proposal as the "Incentive Plan Proposal." A copy of the 2023 Incentive Plan is attached to the accompanying proxy statement/ prospectus as Annex F;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the Incentive Plan Proposal are approved, the Syntec Optics, Inc. 2023 Employee Stock Purchase Plan (the "ESPP"), a copy of which is attached to this proxy statement/prospectus as Annex G, including the authorization of the initial share reserve under the ESPP — we refer to this proposal as the "ESPP Proposal";

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — To consider and vote upon a proposal to elect seven (7) directors who will serve as directors of New Syntec Optics until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal — we refer to this proposal as the "Director Election Proposal"; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — To consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the Nasdaq Proposal, the ESPP Proposal or the Director Election Proposal — we refer to this proposal as the "Adjournment Proposal."

FOR ☐ AGAINST ☐ ABSTAIN ☐

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants both should sign. When signing as attorney executor administrator trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made this proxy will be voted FOR each of Proposals 1 through 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.